Exhibit 10.15

SEVENTH AMENDMENT TO PROMISSORY NOTE

This Seventh Amendment to Promissory Note (the “Seventh Amendment”) amends that certain original Promissory Note, dated as of July 8, 2021 (the “Note”), by and among AEI CapForce II Investment Corp, a Cayman Islands exempted company (“Maker”), and AEI Capital SPAC Venture II LLC (“Payee”), which was amended six times previously by Maker and Payee on September 30, 2021, December 31, 2022, December 31, 2023, December 31, 2024, June 29, 2025 and December 4, 2025 (collectively, the “Amendments”), is hereby further amended effective as of March 9, 2026 by Maker and Payee.

RECITALS

WHEREAS, Maker and Payee desire to enter into this Seventh Amendment pursuant to the terms of the Amendment to the Note, as set forth below; and

WHEREAS, pursuant to the Amendments to the Note, the Borrowing Limit to the Note was increased mostly recently on June 29, 2025, to Seven Hundred Thousand Dollars ($700,000) in lawful money of the United States of America; and

WHEREAS, Maker and Payee have agreed to make this Seventh Amendment to the Note to amend the amount of principal available under the Note; and

WHEREAS, any amendment to the Note may be made with, and only with, the written consent of Maker and the Payee; and

WHEREAS, all capitalized terms not defined in this Amendment will have the meanings given to them in the Note.

NOW, THEREFORE, in consideration of these premises and the mutual covenants, terms and conditions set forth herein, all of the parties hereto mutually agree as follows:

AGREEMENT

1. Amendment to Note. The following sections of the Note are hereby amended and restated in its entirety to read as follows:

1.1	The introductory summary of the Note:

“AEI CapForce II Investment Corp, a Cayman Islands exempted company and blank check company with its registered office address at Duplex Penthouse, Unit 33A-6, UOA Bangsar Tower, No. 5, Bangsar Utama 1 Road, 59000 Kuala Lumpur, Malaysia (the “Maker”), promises to pay to the order of AEI Capital SPAC II Ventures LLC, a Cayman Islands limited liability company, or its registered assigns or successors in interest (the “Payee”), or order, the principal sum of up to Eight Hundred Thousand Dollars ($800,000) in lawful money of the United States of America (“the Borrowing Limit”), on the terms and conditions described below. All payments on this Note shall be made by check or wire transfer of immediately available funds or as otherwise determined by the Maker to such account as the Payee may from time to time designate by written notice in accordance with the provisions of this Note.

1.2	The first sentence of Section 3 of the Note:

“Drawdown Requests. Maker and Payee agree that Maker may request up to Eight Hundred Thousand ($800,000) for costs reasonably related to Maker’s Initial Public Offering of its securities.”

2. No Other Amendments. Wherever necessary, all other terms of the Note are hereby amended to be consistent with the terms of this Amendment. Except as specifically set forth herein, the Note shall remain in full force and effect.

3. Counterparts; Facsimile. This Amendment may be executed in any number of counterparts, each of which shall be an original, and all of which together shall constitute one instrument. Executed signatures transmitted via facsimile or PDF will be accepted and considered duly executed.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

MAKER:

AEI CAPFORCE II INVESTMENT CORP

By:	/s/ John Tan
Name:	John Tan
Title:	Chief Executive Officer

AEI CAPITAL SPAC VENTURE II LLC

By:	/s/ John Tan
Name:	John Tan
Title:	Manager